As filed with the Securities and Exchange Commission on June 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Monster Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3906555
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer Identification No.)
or Organization)
622 Third Avenue
New York, New York 10017
(Address of Principal Executive Offices)
MONSTER WORLDWIDE, INC. 2008 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Michael C. Miller
Executive Vice President, General Counsel & Secretary
622 Third Avenue
New York, NY 10017
(212) 351-7000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Martin Nussbaum, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered(1)	share(2)	price(2)	fee(3)
Common Stock, par value $0.001 per share	2,710,000	$11.53	$31,246,300	$1,744

(1)	This Registration Statement covers 2,710,000 additional shares of Common Stock, par value $0.001 per share, of Monster Worldwide, Inc. (the “Company”) available for issuance pursuant to awards under the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s common stock that become issuable pursuant to awards by reason of any stock dividend, stock split or other similar transaction that results in an increase in the number of the outstanding shares of the Company’s common stock.

(2)	Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $11.53, based on the average of the high sales price ($12.07) and the low sales price ($10.99) per share of the Company’s common stock as reported on the New York Stock Exchange on June 23, 2009.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan. A Registration Statement on Form S-8 has been filed previously on June 5, 2008 (File No. 333-151430) covering 15,768,665 shares of the Company’s common stock reserved for issuance pursuant to awards under the Plan.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EX-5.1
EX-15.1
EX-23.1

EXPLANATORY STATEMENT
     Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 filed previously on June 5, 2008 (File No. 333-151430) are incorporated herein by reference and made a part hereof.
     Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by Monster Worldwide, Inc. (the “Company”) to register an additional 2,710,000 shares of the Company’s common stock, par value $0.001 per share, which may be awarded under the Company’s 2008 Equity Incentive Plan, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:
     (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 12, 2009, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;
     (b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 6, 2009;
     (c) the Company’s Current Reports on Form 8-K, filed with the Commission on January 29, 2009, February 27, 2009, April 30, 2009, May 18, 2009 and June 5, 2009; and
     (d) the description of the Company’s common stock contained in the Registration Statement on Form 8-A, filed with the Commission on November 6, 2008, including any amendment or report filed to update such description.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.
Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement.

Exhibit
Number	Description
5.1	Opinion of Dechert LLP

15.1	Letter from BDO Seidman, LLP regarding unaudited interim consolidated financial statements.

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Dechert LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1	Monster Worldwide, Inc. 2008 Equity Incentive Plan, as amended as of April 28, 2009 (filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2009 and incorporated herein by reference)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on this 24th day of June, 2009.

MONSTER WORLDWIDE, INC. (Registrant)
Dated: June 24, 2009	By:	/s/ Salvatore Iannuzzi
Salvatore Iannuzzi
Chairman, President and Chief Executive Officer (principal executive officer)

Dated: June 24, 2009	By:	/s/ Timothy T. Yates
Timothy T. Yates
Executive Vice President and Chief Financial Officer (principal financial officer)

Dated: June 24, 2009	By:	/s/ James Langrock
James Langrock
Senior Vice President, Finance and Chief Accounting Officer (principal accounting officer)

POWER OF ATTORNEY
     Each person whose individual signature appears below hereby authorizes Salvatore Iannuzzi and Timothy T. Yates, or either of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Salvatore Iannuzzi Salvatore Iannuzzi	Chairman, President and Chief Executive Officer (principal executive officer)	June 24, 2009

/s/ Timothy T. Yates Timothy T. Yates	Director, Executive Vice President and Chief Financial Officer (principal financial officer)	June 24, 2009

/s/ Robert J. Chrenc Robert J. Chrenc	Director	June 24, 2009

/s/ John Gaulding John Gaulding	Director	June 24, 2009

/s/ Edmund P. Giambastiani, Jr. Edmund P. Giambastiani, Jr.	Director	June 24, 2009

/s/ Ronald J. Kramer Ronald J. Kramer	Director	June 24, 2009

/s/ Robert Tunioli Robert Tunioli	Director	June 24, 2009